As filed with the Securities and Exchange Commission on January 9, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHUY’S HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5717694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1623 Toomey Rd. Austin, Texas	78704
(Address of Principal Executive Offices)	(Zip Code)

2012 Omnibus Equity Incentive Plan

Amended and Restated 2006 Stock Option Plan

(Full title of the plans)

Steven J. Hislop

President and Chief Executive Officer

Chuy’s Holdings, Inc.

1623 Toomey Rd.

Austin, Texas 78704

(512) 473-2783

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Charles T. Haag

Jones Day

2727 N. Harwood Street

Dallas, Texas 75201

(214) 220-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share
—2012 Omnibus Equity Incentive Plan	1,250,000(2)	$23.21(3)	$29,012,500.00	$3,957.31
—Amended and Restated 2006 Stock Option Plan	1,029,449(4)	$4.85(5)	$4,992,827.65	$681.02
Total	2,279,449	$—	$34,005,327.65	$4,638.33

(1)	Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock of Chuy’s Holdings, Inc. (the “Company”), par value $0.01 per share (the “Common Stock”), that may become issuable under the above-named plans by reason of certain corporate transactions or events, including any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock.
(2)	Represents shares of Common Stock that are reserved for issuance under the Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (the “2012 Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq Global Select Market on January 4, 2013, a date that is within five days prior to filing.
(4)	Represents shares of Common Stock that are issuable pursuant to awards under the Chuy’s Holdings, Inc. Amended and Restated 2006 Stock Option Plan (the “2006 Plan”). Reflects a 2.7585470602469:1 reverse stock split on July 11, 2012.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act and based upon the weighted average exercise price per share for outstanding stock option awards under the 2006 Plan.

PART I

INFORMATION REQUIRED IN THE 10(a) PROSPECTUS

As permitted by the rules of the Securities and Exchange Commission (the “Commission”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I of this Registration Statement will be sent or given to the participants in the 2012 Plan and 2006 Plan as specified in Rule 428(b)(1) promulgated under the Securities Act. Such documents are not being filed with the Commission either as part of this Registration Statement or as part of any prospectuses or prospectus supplements filed pursuant to Rule 424 promulgated under the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated herein by reference:

(a)	the Company’s prospectus filed on July 25, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1, as amended (File No. 333-176097), which contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed;

(b)	the Company’s Quarterly Reports on Form 10-Q filed with the Commission on August 30, 2012, as amended on October 1, 2012, and November 7, 2012;

(c)	the Company’s Current Reports on Form 8-K filed with the Commission on July 27, 2012, September 6, 2012 and December 6, 2012; and

(d)	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 001-35603) filed with the Commission on July 17, 2012 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to any portion of such documents not deemed to be filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 6. Indemnification of Directors and Officers.

The Company is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation or enterprise.

The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. The Company’s certificate of incorporation and our bylaws each provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

•	transaction from which the director derives an improper personal benefit;

•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends, unlawful stock purchase or redemption of shares; or

•	breach of a director’s duty of loyalty to the corporation or its stockholders.

The Company’s certificate of incorporation and bylaws include such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Company upon delivery to the Company of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Company.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, the Company has entered into indemnity agreements with each of its directors and officers that require it to indemnify such persons against any and all expenses (including attorneys’ fees), witness fees, judgments, fines, settlements and other amounts incurred (including expenses of a derivative action) in connection with any action, suit or proceeding or alternative dispute resolution mechanism, inquiry hearing or investigation, whether threatened, pending or completed, to which any such person may be made a party by reason of the fact that such person is or was a director, an officer or an employee of the company, provided that such person’s conduct did not constitute a breach of his or her duty of loyalty to the Company or its stockholders, and was not an act or omission not in good faith or which involved intentional misconduct or a knowing violation of laws.

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Item 8. Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2012)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2012)

4.3	Amended and Restated Stockholders Agreement, dated May 4, 2010, by and among Chuy’s Holdings, Inc., MY/ZP Equity, LP, Goode Chuy’s Holdings, LLC, Goode Chuy’s Direct Investors, LLC, J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC, 522 Fifth Avenue Fund, L.P., and certain other stockholders, optionholders and permitted transferees (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 5, 2011)

4.4	Amendment to Amended and Restated Stockholders Agreement, dated July 9, 2012, by and among Chuy’s Holdings, Inc., MY/ZP Equity, LP, Goode Chuy’s Holdings, LLC, Goode Chuy’s Direct Investors, LLC, J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC, 522 Fifth Avenue Fund, L.P., and certain other stockholders, optionholders and permitted transferees (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 11, 2012)

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (included in Exhibit 5.1)

23.2*	Consent of McGladrey LLP

24.1*	Power of Attorney (included on the signature pages hereto)

99.1	Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 11, 2012)

99.2	Chuy’s Holdings, Inc. Amended and Restated 2006 Stock Option Plan (incorporated by reference to Exhibit 10.37 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 16, 2012)

*	Filed herewith

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Austin, Texas, on January 9, 2013.

CHUY’S HOLDINGS, INC.

By:	/s/ Steven J. Hislop
Name: Steven J. Hislop
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Chuy’s Holdings, Inc., a Delaware corporation, hereby constitutes and appoints Steven J. Hislop, Jon W. Howie and Sharon A. Russell and each of them, severally, as his true and lawful attorney-in-fact and agent, each acting alone with full power of substitution and resubstitution, in his name and on his behalf, to sign in any and all capacities this registration statement and any and all amendments (including post-effective amendments) and exhibits to this registration statement, and to file any and all applications and other documents relating thereto with the Securities and Exchange Commission, with full power and authority to perform and do any and all acts and things whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 9, 2013.

Signatures	Title

/s/ Steven J. Hislop Steven J. Hislop	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Jon W. Howie Jon W. Howie	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ Jose Ferreira, Jr. Jose Ferreira, Jr.	Chairman of the Board, Director

/s/ Starlette B. Johnson Starlette B. Johnson	Director

/s/ Saed Mohseni Saed Mohseni	Director

/s/ David J. Oddi David J. Oddi	Director

/s/ Michael C. Stanley Michael C. Stanley	Director

/s/ Michael R. Young Michael R. Young	Director

/s/ John A. Zapp John A. Zapp	Director

/s/ Ira L. Zecher Ira L. Zecher	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2012)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Commission on July 27, 2012)

4.3	Amended and Restated Stockholders Agreement, dated May 4, 2010, by and among Chuy’s Holdings, Inc., MY/ZP Equity, LP, Goode Chuy’s Holdings, LLC, Goode Chuy’s Direct Investors, LLC, J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC, 522 Fifth Avenue Fund, L.P., and certain other stockholders, optionholders and permitted transferees (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on August 5, 2011)

4.4	Amendment to Amended and Restated Stockholders Agreement, dated July 9, 2012, by and among Chuy’s Holdings, Inc., MY/ZP Equity, LP, Goode Chuy’s Holdings, LLC, Goode Chuy’s Direct Investors, LLC, J.P. Morgan U.S. Direct Corporate Finance Institutional Investors III LLC, 522 Fifth Avenue Fund, L.P., and certain other stockholders, optionholders and permitted transferees (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 11, 2012)

5.1*	Opinion of Jones Day

23.1*	Consent of Jones Day (included in Exhibit 5.1)

23.2*	Consent of McGladrey LLP

24.1*	Power of Attorney (included on the signature pages hereto)

99.1	Chuy’s Holdings, Inc. 2012 Omnibus Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 filed with the Commission on July 11, 2012)

99.2	Chuy’s Holdings, Inc. Amended and Restated 2006 Stock Option Plan (incorporated by reference to Exhibit 10.37 to the Company’s Registration Statement on Form S-1 filed with the Commission on May 16, 2012)

*	Filed herewith